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                                                                EXHIBIT 21.1



                                   SUBSIDIARIES OF
                                   THE REGISTRANT


                                                   Jurisdiction
                   Name                          Of Incorporation
                   ----                          ----------------

         Dayton Superior Canada Ltd.                Ontario
         Dur-O-Wal, Inc.                            Delaware
         Dur-O-Wal Limited                          Ontario
         Omni Investors, Inc.                       Delaware


All subsidiaries are wholly-owned, directly or indirectly, by Dayton Superior Corporation.